UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                       AMENDMENT NO 1 TO FORM 8-K

                             CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) February 20, 2001 moderngroove entertainment, Inc.
          --------------------------------------------------
          (Exact name of Registrant as specified in charter)


                  Nevada               0-26073         86-0881193
       ----------------------------  -----------   -----------------
       (State or other jurisdiction  (Commission   (I.R.S. Employer
        of incorporation)             File Number)   Identification)

        1801 E. Tropicana, Suite 9, Las Vegas, NV          89119
    -------------------------------------------------   ----------
          (Address of principal executive offices)      (Zip Code)


   Registrant's telephone number, including area code: (702) 893-2556
                                                       --------------

                     Barrington Laboratories, Inc.
    --------------------------------------------------------------
    (Former name or former address, if changed, since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

(a) Pursuant to Share Exchange agreement with Modern Groove Entertainment International, Inc., ("MGEI") a Nevada Corporation, all of the issued and outstanding shares of Modern Groove Entertainment International, Inc, will be exchanged for 26,000,000 restricted Common shares of ModernGroove Entertainment, Inc., ("MODG") or ("moderngroove") a Nevada Corporation, formerly called Barrington Laboratories, Inc.

This Share Exchange agreement was adopted by the unanimous consent by the Board of Directors for both companies on December 18, 2000, and approved by the MODG shareholders on December 18, 2000, it was subsequently filed as a Current Report on December 19, 2000, to become effective on January 1, 2001. Current reports are required to be filed fifteen days from the date of earliest event reported. The Current Report for this event was filed within one day of the event. Based on the fifteen day rule, the Company is now filing the audited financials for Modern Groove Entertainment International, Inc., within the specified time frame following the filing of the aforementioned Current Report.

(b) The Board of Directors, appointed John Stroppa as the Company's President/CEO, Steven Zur, Chief Information Officer (CIO), and Adrian Crook, Executive Producer.

(c) The following table sets forth certain information concerning the beneficial ownership of our outstanding common stock as of December 31, 1999, by each person known by the Company to own beneficially more than 5% of the outstanding common stock, by each of our directors and officer and by all of our directors and officers as a group. Unless otherwise indicated below, all persons listed below have sole voting and investment power with respect to their shares of common stock.


                                                  Amount
Title         Name and Address                    of shares      Percent
of            of Beneficial                       held by        of
Class         Owner of Shares     Position        Owner          Class
----------------------------------------------------------------------------

Common       T. J. Jesky (1)     Former CEO/CFO  3,000,000      73.2%
Common       Arthur W. Skagen(2) Stockholder       350,000       8.5%
----------------------------------------------------------------------
TOTALS:                                          3,350,000      81.7%

Common      All Executive Officers and
            Directors as a Group (1 person)      3,000,000      73.2%

(1)  T. J. Jesky, 1801 E. Tropicana, Suite 9, Las Vegas, NV.
(2)  Arthur W. Skagen, 15127 - 100th Avenue, Surrey, B.C., Canada


(d) The following table sets forth certain information concerning the beneficial ownership of our outstanding common stock after the Company issues 26,000,000 restricted common shares to acquire the assets of Modern Groove Entertainment International, Inc. in January, 2001, by each person known by Moderngroove to own beneficially more than 5% of the outstanding common stock, by each of our directors and officers and by all of our directors and officers as a group. Unless otherwise indicated below, all persons listed below have sole voting and investment power with respect to their shares of common stock.

                                        Amount of Common     Percent of
                                              Stock         Common Stock
                                          Beneficially      Beneficially
Name                                        Owned             Owned (1)
John Stroppa - President/CEO (2)           8,686,000           28.9
Keith Laker (3)                            3,126,903           10.4
Moderngroove Entertainment, Inc.
    Employee Stock Fund (4)                2,685,000            9.0
Arthur W. Skagen (5)                       2,445,000            8.1
Adrian Crook, Executive Producer (6)       1,600,000            5.3
Steven Zur, Chief Information Officer (7)  1,600,000            5.3
Bill Macklem, Stockholder (8)              1,500,000            4.9
Skagen-Danielson Family Trust (9)          1,000,000            3.3
Justin Halowaty - Director (10)              450,000            1.5
T. J. Jesky, Former Officer (11)           3,000,000            9.9
                                          ----------           ----
TOTALS:                                   26,092,903           86.6

Total Officers and Directors as a Group:  4 individuals


(1) The percentages listed in this column are based upon 30,100,700 outstanding shares of common stock, which will be the number of outstanding shares of Common Stock as of the Effective Date.
(2)  John Stroppa, 303-280 Nelson Street, Vancouver, B.C.
(3)  The 2,685,000 shares of Common Stock beneficially owned by Willow
     Trust, 1 Pier Steps St., Peter Port, Guernsey, UK, are controlled by Keith Laker.
(4)  Moderngroove Entertainment, Inc., 1685 West 5th Avenue, Vancouver, B.C.
(5) Arthur W. Skagen, 15127 - 100th Avenue, Surrey, B.C. This includes the 1,500,000 shares of Common Stock beneficially owned by Lafoten Capital Corporation, which is controlled by Mr. Skagen, and also includes 500,000 shares of Common Stock beneficially owned by Cashcom Services, Inc., which is controlled by Mr. Skagen.
(6)  Adrian Crook, 2302, 1008 Cambie Street, Vancouver, B.C.
(7)  Steven Zur, 507, 610 Jervis Street, Vancouver, B.C.
(8) Mr. Bill Macklem, 100-5000 Bridge Street, Delta, B.C., Canada. This includes 1,500,000 shares of Common Stock beneficially owned by Visions West, Ltd.
(9) Skagen-Danielson Family Trust, 15007-75th Avenue, Surrey, B.C., Canada. Mr. Art Skagen disclaims beneficial ownership of any shares of Common Stock owned by Skagen-Danielson Family Trust.
(10) Justin Halowaty, 3281 W. 21st Avenue, Vancouver, B.C.
(11) T. J. Jesky, 1801 E. Tropicana, Suite 9, Las Vegas, NV. Mr. Jesky, former Officer/Director of the Company owned 3,000,000 common shares prior to the Share Exchange Agreement and did not receive any additional shares subsequent to the Share Exchange Agreement.

Note: The first nine names on the above chart, (reference number 2 through 10) represent the individuals/entities who were issued 23,092,903 common shares out of the 26,000,000 common shares subsequent to the Share Exchange Agreement. The remaining2,907,097 restricted Common Shares (i.e. 26,000,000 minus 23,092,903), where issued on a pro-rata basis to the remaining 60 shareholders of Modern Groove Entertainment International, Inc.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

The consideration exchanged pursuant to the Share Exchange Agreement was negotiated between MGEI and MODG.

The principle followed to determine the number of shares issued in exchange for the outstanding shares of MGEI, was based on the audited net book value of the outstanding Common Stock for both companies. It was the goal of the MODG to increase its shareholder value. Post Share Exchange Agreement, the net book value of the MODG increased to $0.0126 per share from $0.0068 per share.

BUSINESS
---------

Except for historical information the matters set forth herein, which are forward-looking statements, involve certain risks and uncertainties, and other factors which may cause the actual results, performance, or achievement expressed or implied by such forward-looking statements to differ. There are risks and uncertainties that the company will be unable to generate a market for the Company's products and thus will not provide the benefits to the
Company's   stockholders as anticipated.  Other potential risks and
uncertainties include, but are not limited to, the market acceptance and amount of revenues anticipated to be created, the Company's ability to raise sufficient capital for operations.


COMPANY OVERVIEW
----------------

"moderngroove entertainment, inc. is a British Columbia corporation with studio operations in Vancouver, Canada. moderngroove now has a staff of about 50 artists, engineers, producers and business personnel.
Founded August 6, 1998, under the name Barrington Laboratories, Inc., the Company amended its Articles on December 18, 2000 to change its name to ModernGroove Entertainment, Inc."


The Executive Officers are John Stroppa, Steven Zur and Adrian Crook. Stroppa is a former Director of Business Development from Radical Entertainment, one of Canada's largest privately owned developers of interactive entertainment titles and 3D graphics software. Zur is a former Director of the Internet Sports Network, a provider of enhanced content, applications and support service for commercial portal sites. Adrian Crook is a former Producer from Electronic Arts Canada, the world's largest independent developer, publisher and distributor of videogame products for personal computers and videogame consoles.

The management team has been carefully selected from the telecommunications, music, entertainment, computer hardware and software industries. The roots of our management team can be traced back to IBM Canada, IBM Global Services, Motorola, Newbridge Networks, Verizon, Radical Entertainment, and Electronic Arts.

GENERAL


THE PRODUCTS
------------

moderngroove is building an interactive music and television network that consumers access through next-generation videogame consoles, such as the Sony PlayStation 2.

Next-generation videogame consoles are high-powered PCs that sit in the living room and anchor the home entertainment systems of the future. They have better graphics than their predecessors, play DVD movies, and access the Internet at high speed - ultimately making new forms of entertainment possible.

moderngroove's videogame industry veterans are working with music labels and entertainment studios to develop brand-led entertainment titles for next-generation videogame consoles. Franchises are popular titles that are updated and re-released annually, providing videogame developers and publishers with reliable income streams. Successful titles become franchises with annual releases. Perpetual market demand for new music will assist moderngroove's development of initial music titles into franchises.

Each of these titles will also have an online component. moderngroove's titles will ship bundled with a net-accessing client: the Trojan horse via which moderngroove will get net-accessing capability into targeted homes.
Via these online components, the company will deliver their content partners' entertainment. Entertainment from partner music labels and entertainment studios form a proprietary network. Consumers browse the network using the net-accessing client that ships with our packaged product. Entertainment is delivered to the consumer via their next-generation videogame console's high-speed modem. This forms the basis of an interactive music and television network.

moderngroove's net-accessing client combined with net-enabled videogame consoles and moderngroove's distribution network, seamlessly form an interactive music and television network. Whereas consumers currently get access to expanded television programming and channels by calling their cable company, in the future consumers will purchase moderngroove's net-accessing clients, or "channels," on the shelves of music and videogame retailers. These channels will simply be DVD discs that go into net-enabled videogame consoles (like the Sony PlayStation 2 and Microsoft Xbox), and enable the consumer to access the desired programming on-demand from moderngroove's network.

CURRENT DEVELOPMENTS
--------------------

To date, the Company has taken the following initiatives and steps in order to further its operations and execute its business plan:

a) Sony is the one of the largest consumer electronics companies in the world and the global leader in next-generation videogame consoles, with over 70 million units of the original PlayStation sold worldwide. moderngroove has a license to develop software for their latest offering, the Sony PlayStation 2.

b) Ministry of Sound is a diverse operation that boasts the world's largest dance music label and a variety of print magazines, including Ministry - the best selling dance music magazine in the U.K. Moderngroove has signed an agreement with the Ministry of Sound, providing the Company with the right to use the Ministry of Sound brand, along with exclusive rights to new music sets mixed by some of the world's leading DJs on a PlayStation 2 release. The agreement between moderngroove and Ministry of Sound includes options for subsequent titles and content for moderngroove's music and television network.

c) moderngroove has completed development of their first product release, Ministry of Sound: Interactive Edition. The product was developed exclusively for the PlayStation 2, and will be available from music and videogame retailers in the Spring of 2001.

d) Sega is one of the major videogame console manufacturers, and was the first to produce a net-enabled, next-generation console. moderngroove has obtained a development license to produce entertainment software for the Sega Dreamcast. Despite Sega's plans to cease production of the Dreamcast console, its existing six million unit install base warrants inclusion in moderngroove's future product development plans.

e) moderngroove is in the process of becoming a licensed software developer for the Microsoft Xbox system, the next-generation videogame console with which Microsoft will be entering the console market later this year. The Xbox platform will be included in future product development plans.

f) moderngroove is in the process of licensing Renderware, a product of Criterion LLC. Renderware is a leader in the field of rendering engines, the software modules that are capable of drawing the high-detailed graphics that appear on the screen of a videogame console or personal computer. By licensing Renderware, moderngroove obtains a highly refined cross-platform rendering engine, saving time and allowing it to focus on the creative aspects of our products.

g) moderngroove is currently in discussions with several leading Hip Hop labels for the exclusive rights to new music by leading HipHop acts for a moderngroove Interactive title, discussions include content for moderngroove's music and television network.

h) moderngroove has developed a relationship with the TELUS Corporation, one of Canada's leading telecommunications companies. Aside from basic telecommunications needs, TELUS provides broadband solutions for moderngroove. The developing relationship is part of the Company's medium range plans for the crafting of the technical architecture of its proprietary network.

i) The members of the Company's technical development team, responsible for building the caching engine for moderngroove's network architecture, have been trained and certified by QNX Software Systems, the company whose operating system will run the network.


TARGETED CUSTOMERS
------------------

The market for moderngroove's first title is comprised of consumers who own a next-generation videogame console. The target segment moderngroove will serve within this market are referred to as Generation Y and young Generation X types, further defined by the following demographics: 18-34 year olds; moderate to high level of disposable income relative to income; reside in Europe, North America or Japan; slight skew towards males; live in close proximity to a major metropolitan area (>500K); early-adopters of technology; ethnically diverse; live with parents or in childless households; socially active; listen to modern music; wear urban clothing and are influenced by urban lifestyle, music and videogame media.

The market for moderngroove's products will expand as new and diverse titles are launched across multiple platforms. As next-generation videogame consoles move beyond the early adopters to the mainstream consumer, moderngroove's market will continue to grow. This expanded growth will also move moderngroove's products beyond North America, Europe and Japan, and into other parts of Asia and the world.

LITIGATION
----------

The Company is not involved with any litigation. This does not preclude the Company from being involved in any litigation in the future, incidental to running a business.


PROPERTY
--------

The Company's principal office is located at 1685 West 5th Avenue, Vancouver, B.C., Canada with a U.S. based office at 1801 E. Tropicana, Suite 9, Las Vegas, NV 89119. Web site: www.moderngroove.com.

Description of Securities

The Company's Amended Articles of Incorporation authorizes the issuance of 200,000,000 shares of common stock, $.001 par value per share, of which 30,100,700 shares were outstanding as of February 12, 2001, and 5,000,000 shares of preferred stock, of which none were outstanding as of February 12, 2001. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share pro-rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion rights or redemption or sinking fund
provisions with respect to the common stock.   All of the outstanding shares
of common stock are validly issued, fully paid and non-assessable. The Company has no warrants nor options outstanding or issued.

MANAGEMENT
----------

The members of the Board of Directors of the Company serve until the next annual meeting of stockholders, or until they have been elected by
the shareholders.   The officers serve at the pleasure of the Board of
Directors. Information as to the directors and executive officers of the Company is as follows:


Name                   Age                       Title
John Stroppa           32                        President/CEO
Steven Zur             37                        Chief Information Officer
Adrian Crook           25                        Executive Producer
Justin Halowaty        25                        Director/Controller


Duties, Responsibilities and Experience:

John Stroppa, President/CEO

John Stroppa, born in Seattle, WA, in 1968 and moved to Vancouver, B.C. with his Canadian parents in 1970.

1992-1993 - Gold Merchant Management, currency trader
1993-1994 - Xerox Canada, Sales
1995-1996 - Axion Internet, Inc., Canada, sales coordination
1997-1998 - Hitmen-Pioneer Studio at Electronic Arts (Canada), Inc.,
            Assistant Producer
1998-1999 - Radical Entertainment Limited, Project Manager, Producer, Director
            of Business Development. Radical Entertainment Limited is the largest privately owned developers of interactive entertainment titles and 3D graphics software
1999- Pres. -  Founder/President, of Moderngroove Entertainment, Inc.

In 1990, he received his Bachelor of Arts in Economics from University of Waterloo, and, in 1992, he received his Master of Arts in Economics from Queen's University at Kingston.


Steven Zur, Chief Information Officer (CIO)

Steven Zur is a former Director of the Internet Sports Network, a provider of enhanced content, applications and support service for commercial portal sites. Mr. Zur is a technological innovator who developed, implemented and managed ticket processing for the 1988 Winter Olympics and developed all technical aspects of delivering online gaming pools for the Internet Sports Network. Mr. Zur's technical expertise and innovation are complimented by his experience integrating UNIX, Macintoshes and PCs into unified networks, as well as the critical role he played in integrating Ticketmaster's operations
across Canada.   Education: BSc; Zoology, University of Alberta.

Adrian Crook, Executive Producer

Adrian Crook is a former Producer from Electronic Arts, the world's largest independent developer, publisher and distributor of videogame products for personal computers and videogame consoles. Mr. Crook has a proven ability to conceive and produce world-class entertainment. Mr. Crook capped off his five-year tenure at Electronic Arts with the production of Sled Storm, a snowmobile racing game for the Sony PlayStation that marked Electronic Arts Canada's first wholly original, unlicensed, internally developed project. Conceived and produced by Mr. Crook, Sled Storm was completed in less than one year and has gone on to sell more than 1,000,000 units (over $30 million) since its launch in August of 1999.

Justin Halowaty, Director, Controller

Mr. Halowaty is currently the controller of moderngroove entertainment, inc. Prior to this he was the controller of Coast Mountain Hardwoods, Inc., a hardwood mill, with 1999 gross revenue of $40 million up over 30% from 1998. The company was recently acquired by Northwest Hardwoods, Inc. a Weyerhaeuser business. Mr. Halowaty has a Bachelor of commerce from the University of British Columbia and received his professional accounting designation (CMA) in November 1999.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
----------------------------------------------

Under the Share Exchange Agreement, MGEI shareholders received their pro-rata ownership in the 26,000,000 shares issued from MODG for MGEI. Prior the Share Exchange Agreement, Art Skagen owned 350,000 common shares (8.5%) of MODG. He was also a shareholder in MGEI, and subsequent to the Share Exchange Agreement he beneficially owned and controlled 2,445,000 common shares (8.1%) in MODG. (See Item 1(c)(d)).

At the MODG's annual shareholder Meeting, held on December 18, 2000, the shareholders of the Company elected Justin Halowaty to its Board of Directors. Mr. Halowaty, at the time was the controller for MGEI. Mr. Halowaty owned no common stock in MODG, prior the Share Exchange Agreement, and subsequently owned 450,000 common shares (1.5%) of MODG, based on his pro-rata ownership in MGEI. Under Nevada law NRS 78.140 regarding "Restrictions on transactions involving interested directors or officers; compensation of directors," Mr. Halowaty was allowed to represent both MODG and MGEI.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

The Board of Directors accepted the voluntary resignation of T. J. Jesky, former Director and President of the Company, who is pursuing other business interests outside the scope of the Company.

ITEM 7.  FINANCIAL STATEMENTS

Financial statements of Moderngroove Entertainment International, Inc. are filed herewith

EXHIBITS

1.1* Agreement dated as of December 18, 2000 among the Company, and Modern Groove Entertainment International, Inc. and the shareholders of Modern Groove Entertainment International, Inc.

1.2** Moderngroove Entertainment International, Inc. Audited Consolidated
      Financial Statements.
1.3** Unaudited Pro Forma Consolidated Financial Information
______
*filed by Form 8-K on December 19, 2000
**filed herewith



                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ModernGroove Entertainment, Inc.

                                    By:  /s/ John Stroppa
                                    ---------------------------
                                    John Stroppa, President

Date:  April 5, 2001

Exhibit 1.2
-----------
             Modern Groove Entertainment International, Inc.
                    (A development stage company)
                  Consolidated Financial Statements
                  For the year ended December 31, 2000
                       (Expressed in US Dollars)

             Modern Groove Entertainment International, Inc.
                      (A development stage company)
                          Financial Statements
                 For the year ended December 31, 2000
                       (Expressed in US Dollars)


Contents
------------------------------------------------------------------------
Independent Auditors' Report                                 F-1
Consolidated Financial Statements
   Balance Sheets                                            F-2
   Statements of Operations                                  F-3
   Statements of Changes in Stockholders' Equity             F-4
   Statements of Cash Flows                                  F-5
   Summary of Significant Accounting Policies                F-6-9
   Notes to Financial Statements                             F-10-14


==========================================================================

                                              Independent Auditors' Report

--------------------------------------------------------------------------

To the Directors and Stockholders of
Modern Groove Entertainment International, Inc.

We have audited the Consolidated Balance Sheets of Modern Groove Entertainment International, Inc. (a development stage company) as at December 31, 2000 and 1999 and the Consolidated Statements of Operations, Changes in Stockholders' Equity and Cash Flows for the year ended December 31, 2000, for the period from September 20, 1999 (date of inception) to December 31, 1999 and for the cumulative period from September 20, 1999 (date of inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Modern Groove Entertainment International, Inc. as at December 31, 2000 and 1999 and the results of its operations and its cash flows for the year ended December 31, 2000, for the period from September 20, 1999 (date of inception) to December 31, 1999 and for the cumulative period from September 20, 1999 (date of inception) to December 31, 2000 in accordance with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in
Note 1 to the financial statements, the Company has recognized no revenue to date and has suffered recurring losses from operations. This raises substantial doubt about its ability to continue as a going concern. Management's plans in this regard are described in Note 1. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Dunwoody LLP
--------------------
Abbotsford, Canada
January 24, 2001

==========================================================================
                           Modern Groove Entertainment International, Inc.
                                             (A development stage company)
                                               Consolidated Balance Sheets
                                                 (Expressed in US Dollars)

<CAPTON>

December 31                                      2000               1999
--------------------------------------------------------------------------
Assets

Current
  Cash                                      $         -          4,888
  Cash in Trust (Note 2)                        100,155              -
  Receivables                                     9,109          6,255
  Prepaid expenses                                8,623         36,019
                                                117,887         47,162
                                            --------------------------
Property and equipment (Note 3)                 404,420         65,978
Software development costs (Note 4)             238,727              -
                                            --------------------------
                                            $   761,034      $ 113,140
======================================================================
Liabilities and Stockholders' Equity (deficit)

Current
  Bank overdraft                            $    49,579       $      -
  Loans payable (Note 2)                         83,463        179,062
  Accounts payable                              228,117         55,208
  Accrued liabilities                            19,196              -
                                            --------------------------
                                                380,355        234,270
                                            --------------------------
Commitments (Note 6)

Stockholders' equity (deficit) (Note 5)
  Share capital
   Authorized
    100,000,000 common shares, par value of $0.01 per share

   Issued
    20,000,000 (1999 - 1 ) common shares        200,000              -
  Additional paid-in capital                  2,067,446              -
  Deficit accumulated in
     the development stage                   (1,763,898)     (119,265)
  Accumulated other comprehensive income-
    foreign exchange translation losses          (2,869)       (1,865)
                                           ---------------------------
                                                500,679      (121,130)
  Stock subscriptions receivable               (120,000)            -
                                           ---------------------------
                                                380,679      (121,130)
                                           ---------------------------
                                              $ 761,034     $ 113,140
======================================================================


The accompanying summary of significant accounting policies and notes are an integral part of these consolidated financial statements.

============================================================================
                             Modern Groove Entertainment International, Inc.
                                               (A development stage company)
                                                    Statements of Operations
                                                   (Expressed in US Dollars)


                                 Period from                     Period from
                          September 20, 1999              September 20, 1999
                         (date of inception)   Year ended	 (date of inception)
                              to December 31  December 31     to December 31
                                        2000         2000               1999
----------------------------------------------------------------------------
                             (cumulative)

Expenses
  Advertising and promotion     $  35,345     $  28,963      $  6,382
  Communication                    46,830        45,609         1,221
  Computer technology              14,919        10,867         4,052
  Contractor fees                  57,369        19,343        38,026
  Depreciation of property
     and equipment                178,930       170,901         8,029
  Employee recruitment
     and retention                 42,731        42,421           310
  Equipment rental                 l9,041         6,543         2,498
  Insurance                         6,053         6,053             -
  Office and miscellaneous         85,822        78,895         6,927
  Professional fees                86,910        86,106           804
  Rent                             71,487        64,958         6,529
  Repairs and maintenance           3,623         3,078           545
  Research and development
     (Note 7)                     335,603       316,270        19,333
  Salaries and
     employee benefits
     (Note 5)                     633,519       614,919        18,600
  Travel                          142,348       136,339         6,009
  Utilities                        13,368        13,368             -
                             ----------------------------------------
Net loss for the period      $ (1,763,898) $ (1,644,633)   $ (119,265)
=====================================================================
Loss per share - basic
   and diluted                             $      (0.09)    $   (0.02)
                                           ===========================
Weighted average
   shares outstanding                         18,854,167    6,250,000
                                           ==========================


The accompanying summary of significant accounting policies and notes are an integral part of these consolidated financial statements.

==========================================================================
                           Modern Groove Entertainment International, Inc.
                                             (A development stage company)
                              Statement of Changes in Stockholders' Equity
                                                 (Expressed in US Dollars)

<CAPTON>
                                       Deficit
                                       accumu-  Accumu-
                                       lated    lated    Stock       Total
                               Addit-  in the   other    Sub-        Stock
                Common Stock   ional   Develop- Compre-  script-     holders'
                ------------  Paid-in  ment     hensive  tions       Equity
Dec. 31 2000    Shares  Amt   Capital  Stage    Income   Receivable (Deficit)
-----------------------------------------------------------------------------
Share issued
On incorpor-
ation on Sept.
20, 1999 at
$0.01 per
share                1     -   $   -   $       - $     -  $    -     $     -
                                            --------------------------------
Net loss for
the period           -     -       -    (119,265)      -       -    (119,265)
Foreign ex-
Change trans-
lation losses        -     -       -           -  (1,865)      -      (1,865)
                                            ---------------------------------
Total
compre-
hensive
loss                 -     -       -   (119,265)   (1,865)     -    (121,130)
            -----------------------------------------------------------------
Balance,
Dec. 31, 1999        1     -       -   (119,265)   (1,865)     -    (121,130)

Recapitaliz-
ation of
shares issued
to founder   6,249,999 62,500      -           -        -(62,500)          -

Shares issued
on Feb. 1, 2000
at $0.01 per
share with a
deemed value
of $0.03125
per share
(Note 5)     5,750,000 57,500  122,187         -        -(57,500)    122,187

Shares issued
on Feb. 1, 2000
at $0.03125
per share
(Note 5)     8,000,000 80,000  170,000         -        -      -     250,000

Additional
capital
contribu-
tions
(Note 5)            -         1,775,259        -       -        -  1,775,259
           -----------------------------------------------------------------
           20,000,000 200,000 2,067,446 (119,265) (1,865)(120,000) 2,026,316
                                      --------------------------------------
Net loss for
the year           -     -       -    (1,644,633)      -        - (1,644,633)
Foreign ex-
Change trans-
lation losses        -     -       -           -  (1,004)       -     (1,004)
                                      ---------------------------------------
Total
compre-
hensive
loss                 -     -       -  (1,644,633) (1,004)       - (1,644,633)
                          ---------------------------------------------------
Balance,
Dec. 31,
2000        20,000,000      $2,067,446           $(2,869)           $380,679
                    $200,000         $(1,763,898)       $(120,000)
=============================================================================


The accompanying summary of significant accounting policies and notes are an integral part of these consolidated financial statements.

============================================================================
                             Modern Groove Entertainment International, Inc.
                                               (A development stage company)
                                                    Statements of Cash Flows
                                                   (Expressed in US Dollars)



                                 Period from                     Period from
                          September 20, 1999              September 20, 1999
                         (date of inception)   Year ended	 (date of inception)
                              to December 31  December 31     to December 31
                                        2000         2000               1999
----------------------------------------------------------------------------
                             (cumulative)

Cash provided by (used in)
Operating activities
  Net loss for the period      $ (1,763,898)   $ (1,644,633)   $  (119,265)

  Adjustments to reconcile
  net loss for the period
  to net cash used in
  operating activities
    Depreciation                    178,930         170,901          8,029
    Stock compensation              122,187         122,187              -
  (Increase) decrease in assets
    Receivables                      (9,232)         (3,073)        (6,159)
    Prepaid expenses                 (8,919)         26,546        (35,465)
  Increase in liabilities
    Accounts payable                230,599         176,241         54,358
    Accrued liabilities              19,378          19,378              -
                                 ------------------------------------------
                                 (1,230,955)     (1,132,453)       (98,502)
                                 ------------------------------------------
Investing activities
  Purchase of property
    and equipment                  (587,560)       (514,568)       (72,992)
  Software development costs       (240,979)       (240,979)             -
                                 ------------------------------------------
                                   (828,539)       (755,547)       (72,992)
                                 ------------------------------------------
Financing activities
  Contributions from stockholder  1,775,259       1,775,259              -
  Issuance of common stock          250,000         250,000              -
  Proceeds on loan payable          260,556          84,250        176,306
  Repayment of loan payable        (176,306)       (176,306)             -
  Bank overdraft                     50,047          50,047              -
                                 ------------------------------------------
                                  2,159,556       1,983,250        176,306
                                 ------------------------------------------
Increase in cash                    100,062          95,250          4,812

Effect of foreign exchange on cash       93              17             76

Cash, beginning of period                 -           4,888              -
                                 ------------------------------------------
Cash, end of period             $   100,155     $   100,155      $   4,888
===========================================================================
Supplemental information:
   Non cash investing and financing activities:
      Issuance of common stock in return for
      subscriptions receivable (Note 5)         $   120,000      $
===========================================================================


The accompanying summary of significant accounting policies and notes are an integral part of these consolidated financial statements.

===========================================================================
                            Modern Groove Entertainment International, Inc.
                                              (A development stage company)
                                 Summary of Significant Accounting Policies

December 31, 2000
----------------------------------------------------------------------------
Basis of Presentation         These consolidated financial statements are
                              prepared in accordance with accounting
                              principles generally accepted in the United
                              States and include the accounts of the Company and its wholly-owned subsidiary, Modern Groove
                              Entertainment, Inc.  All significant
                              intercompany balances and transactions have been eliminated on consolidation. The Company is considered a development stage company in accordance with Statement of Financial
                              Accounting Standards ("SFAS") No. 7.

                              The Company has selected December 31 as its fiscal year end.

Foreign Currency Translation  The Company's functional currency is the
                              Canadian dollar as all operations to date have been conducted through the Company's Canadian subsidiary. These consolidated financial statements are stated in US dollars as the Company was incorporated in the United States and for comparison purposes with other industry competitors registered with the Securities and Exchange Commission ("SEC") in the United States. Assets and liabilities denominated in Canadian dollars are translated to US dollars using the exchange rate in effect at the period end date. Revenue and expenses are translated to US dollars using the average rate of exchange for the respective period. Gains and losses on exchange are recorded as comprehensive income (loss) and are reported separately in Stockholders' Equity

Financial Instruments         The Company's financial assets and liabilities
                              consist of cash, cash in trust, receivables, bank overdraft, accounts payable, accrued liabilities and loans payable. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair values of these financial instruments approximate their carrying values due to the short term or demand nature of these assets and liabilities.

Property and Equipment        Property and equipment is stated at cost less
                              accumulated depreciation. Depreciation based on the estimated useful life of the asset is calculated at the following rates:

                              Computer equipment  - 30% diminishing-balance
                                                    basis
                              Computer software   - 50% diminishing-balance
                                                    basis
                              Office equipment    - 20% diminishing-balance
                                                    basis
                              Audio and sound
                               equipment          - 20% diminishing-balance
                                                    basis

                              Leasehold improvements are depreciated over the remaining term of the underlying premises lease which approximates its estimated useful life.

===========================================================================
                            Modern Groove Entertainment International, Inc.
                                              (A development stage company)
                                 Summary of Significant Accounting Policies

December 31, 2000
----------------------------------------------------------------------------
Property and Equipment
Continued                     Direct costs associated with the development
                              of the features, content and functionality of the Company's website incurred during the application development stage are capitalized and will be amortized over the estimated useful life of 3 years once development is complete.

Software Development Costs    In accordance with SFAS No. 86 "Accounting for
                              the Cost of Computer Software to be Sold, Leased or Otherwise Marketed" software development costs are expensed as incurred until technological feasibility in the form of a working model has been established. Deferred software development costs will be amortized over the estimated economic life of the software once the product is available for general release to customers. Annual amortization, thereafter, will be the greater of the amount computed using (a) the ratio of current revenues to current and anticipated gross revenues for the product and (b) the straight-line method over the product's economic life.

Impairment of Long-Lived
Assets On a quarterly basis, the Company evaluates the future recoverability of its property and equipment and deferred software development costs in accordance with SFAS No. 121, "Accounting for the Impairment of Long-lived Assets to be Disposed of". SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the estimated undiscounted future cash flows attributable to such assets or the business to which such assets relate. No impairment was required to be recognized during the periods presented in these financial statements.

Use of Estimates              The preparation of financial statements in
                              accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
                              Actual results could materially differ from these estimates. The assets which required management to make significant estimates and assumptions in determining carrying values included property and equipment and deferred software and website development costs.

===========================================================================
                            Modern Groove Entertainment International, Inc.
                                              (A development stage company)
                                 Summary of Significant Accounting Policies

December 31, 2000
----------------------------------------------------------------------------


Income Taxes                  The Company follows the provisions of SFAS No.
                              109, "Accounting for Income Taxes", which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted rates in effect in the years in which the differences are expected to reverse.


Loss Per Share                Loss per share is computed in accordance with
                              SFAS No. 128, "Earnings Per Share". Basic loss per share is calculated by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in earnings of an entity. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive.

                              For the period from September 20, 1999 (date of inception) to December 31, 2000 there were no common equivalent shares granted or outstanding.

Advertising                   The Company follows the provisions of Statement
                              of Position 93-7 in accounting for the costs of advertising. Advertising costs are charged to expense in the period incurred.

Cash and Equivalents          The Company considers all highly liquid
                              investments with an original maturity of three months or less to be cash equivalents.

New Accounting
Pronouncement                 In June 1998, SFAS No. 133, "Accounting for
                              Derivative Instruments and Hedging Activities" was issued. SFAS No. 133 required companies to recognize all derivatives contracts as either assets or liabilities on the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

===========================================================================
                            Modern Groove Entertainment International, Inc.
                                              (A development stage company)
                                 Summary of Significant Accounting Policies

December 31, 2000
----------------------------------------------------------------------------

                              Historically, the Company has not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standards on January 1, 2001 to affect its financial statements.

===========================================================================
                            Modern Groove Entertainment International, Inc.
                                              (A development stage company)
                                 Notes to Consolidated Financial Statements
                                                  (Expressed in US Dollars)

December 31, 2000
----------------------------------------------------------------------------

1.  Nature of Business and Continuing Operations

The Company, a development stage company, was incorporated under the laws of the State of Nevada on September 20, 1999 and carries on operations through its wholly-owned British Columbia subsidiary, moderngroove entertainment, inc. The Company is developing an interactive music and television network that consumers will access through next-generation videogame consoles. In January 2001, the Company's stockholders completed a share exchange agreement with Barrington Laboratories, Inc. ("Barrington", Note 9), an inactive Nevada company, which resulted in the Company becoming a wholly-owned subsidiary of Barrington. The common stock of Barrington is traded on the National Association of Securities Dealers Over-the-Counter Bulletin Board and was registered with the Securities and Exchange Commission in the United States.

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at December 31, 2000, the Company has not recognized revenue to date and has accumulated operating losses of approximately $1.8 million since inception. The Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements, the development of its interactive entertainment products and its ability to achieve and maintain profitable operations. Management plans to raise equity capital to finance the operating and capital requirements of the Company. It is management's intention to raise new equity financing of approximately $3,000,000 within the upcoming year. Amounts raised will be used to further development of the Company's products, to provide financing for marketing and promotion, to secure additional property and equipment and for other working capital purposes. While the Company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue in existence.

----------------------------------------------------------------------------

2.  Loans Payable

The 2000 operating loan is due on demand and bears interest at the bank's prime rate plus 2%, calculated and payable monthly. It is secured by a general security agreement covering all assets and a CDN $150,000 ($100,155) term deposit in trust. On January 6, 2001, the operating loan was repaid in full out of proceeds of the term deposit.

The 1999 loan was unsecured, non-interest bearing and repaid in 2000.

===========================================================================
                            Modern Groove Entertainment International, Inc.
                                              (A development stage company)
                                 Notes to Consolidated Financial Statements
                                                  (Expressed in US Dollars)

December 31, 2000
----------------------------------------------------------------------------
3.  Property and Equipment

                                     2000                   1999
                           ---------------------------------------------
                                  Accumulated            Accumulated)
                              Cost  Depreciation     Cost Depreciation
                           ---------------------------------------------
Computer equipment         $  326,370     $ 101,482  $  48,818 $  4,882
Leasehold improvements         75,307        26,799     15,756    1,751
Computer software              72,560        36,816      3,318    1,106
Office equipment               32,249         6,554      2,023      135
Audio and sound equipment      26,697         5,558      4,218      281
Website development costs      48,446             -          -        -
                           ---------------------------------------------
                              581,629       177,209      74,133   8,155
                           ============================================
Net book value                           $  404,420           $  65,978
                                         ==============================
----------------------------------------------------------------------------

4.  Software Development Costs
                                                      2000         1999
                                               ------------------------
   Salaries and employee benefits             $    209,667     $      -
   Consulting fees                                  29,060            -
                                               ------------------------
                                              $    238,727     $      -
                                              =========================
----------------------------------------------------------------------------

5.  Share Capital

The Company was incorporated on September 20, 1999 in the State of Nevada with the issuance of one share of common stock and has been the sole stockholder of its subsidiary (Modern Groove Entertainment Inc.) since that date. The Company's founder recapitalized the Company whereby his shareholdings were increased to 6,250,000 shares of common stock at $0.01 per share being the estimated fair value of the Company at incorporation.
The recapitalized shares were not issued until February 1, 2000. Also on February 1, 2000, certain key employees of the Company's subsidiary subscribed for a total of 5,750,000 shares of common stock at $0.01 per share. The estimated fair value of the shares of the Company on that date was $0.03125 per share. Accordingly, compensation expense totalling $122,187 has been recognized in respect of shares issued to these employees. Such amount was included in Salaries and employee benefits in the Statement of Operations in the year ended December 31, 2000. Consideration for the shares issued on recapitalization and to employees was the receipt of promissory notes totalling $120,000. The notes are unsecured, non-interest bearing and repayable on demand. The underlying common stock, and the Barrington common stock subsequently exchanged, is held in trust by the Company as collateral against the notes receivable.

Also on February 1, 2000, the Company issued 8,000,000 shares of common stock to a Canadian company in exchange for total proceeds of $250,000 and an agreement to provide the Company with $2 million of working capital financing on a non-interest bearing basis.

===========================================================================
                            Modern Groove Entertainment International, Inc.
                                              (A development stage company)
                                 Notes to Consolidated Financial Statements
                                                  (Expressed in US Dollars)

December 31, 2000
----------------------------------------------------------------------------

Repayment of amounts advanced would only occur if the Company did not go public. To December 31, 2000 the Company has received $1,775,259 under this agreement. Upon closing the share exchange agreement with Barrington (Note
9), the advances have been classified as additional paid-in capital.

===========================================================================
                            Modern Groove Entertainment International, Inc.
                                              (A development stage company)
                                 Notes to Consolidated Financial Statements
                                                  (Expressed in US Dollars)

December 31, 2000
----------------------------------------------------------------------------

6.  Commitments

The Company has an operating lease for its premises at approximately $5,700 per month, expiring in December 2002. The minimum annual lease payments in connection with this lease are as follows:

                            2001 - $ 68,500
                            2002 - $ 68,500

----------------------------------------------------------------------------

7.  Research and Development

The Company expensed the following software research and development costs during the period:
                                                              Period from
                                                       September 20, 1999
                                           Year ended (date of inception)
                                          December 31      to December 31
                                                 2000                1999
                                          -------------------------------
Salaries and employee benefits            $   231,486         $         -
Consulting fees                                84,784              19,333
                                          -------------------------------
                                          $   316,270         $    19,333
                                          ===============================

----------------------------------------------------------------------------

8.  Income Taxes

The tax effects of temporary differences that give rise to the Company's deferred tax assets are as follows:

                                                    2000          1999
                                                -----------------------
Tax loss carryforwards                          $  508,000   $  42,000
Property and equipment                              81,000       4,000
Deferred research and development                  152,000       9,000
Valuation allowance                               (741,000)    (55,000)
                                                -----------------------
                                                $        -   $       -
                                                ======================

The provision for income taxes differs from the amount estimated using the federal statutory income tax rate as follows:

===========================================================================
                            Modern Groove Entertainment International, Inc.
                                              (A development stage company)
                                 Notes to Consolidated Financial Statements
                                                  (Expressed in US Dollars)

December 31, 2000
---------------------------------------------------------------------------

8. Income Taxes - Continued
                                                             Period from
                                                      September 20, 1999
                                      Year Ended     (date of inception)
                                     December 31          to December 31
                                            2000                    1999
                                     -----------------------------------
Provision (benefit) at federal
    statutory rate                   $  (559,000)         $   (41,000)
Effect of difference in
    Canadian tax rates                  (190,000)             (14,000)
Stock compensation and other permanent
   differences                            63,000                    -
Increase in valuation allowance          686,000              (55,000)
                                     ---------------------------------
                                     $         -          $         -
                                     =================================

The Company evaluates its valuation allowance requirements based on projected future operations. When circumstances change and this causes a change in management's judgement about the recoverability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current income.

At December 31, 2000, the Company has operating losses carried forward for income tax purposes in Canada of approximately $1,110,000 which may be applied to reduce future years' taxable income. The losses expire as follows:

                            2006 -  $    90,000
                            2007 -  $ 1,020,000


----------------------------------------------------------------------------

9.  Reverse Acquisition with Barrington Laboratories, Inc.

      On December 18, 2000, the Company entered into an agreement with Barrington Laboratories, Inc. whereby Barrington would acquire all the issued and outstanding common stock of the Company in exchange for 26 million voting shares of Barrington common stock. Barrington was incorporated in the State of Nevada on August 6, 1998 and was inactive from incorporation to the acquisition date. The acquisition closed and the shares were exchanged on January 2, 2001. The acquisition will be accounted for in subsequent fiscal periods using the purchase method of accounting as applicable to reverse acquisitions because the former stockholders of the Company controlled Barrington's common stock immediately upon conclusion of the transaction. Under reverse acquisition accounting, the post-acquisition entity will be accounted for as a recapitalization of the Company. Common stock issued by Barrington will be recorded at the fair value of Barrington's net assets at the acquisition date. Further, the stockholders of the Company agreed that they would not request repayment on any stockholders' loans outstanding on completion of the acquisition. (Note 5)

===========================================================================
                            Modern Groove Entertainment International, Inc.
                                              (A development stage company)
                                 Notes to Consolidated Financial Statements
                                                  (Expressed in US Dollars)

December 31, 2000
----------------------------------------------------------------------------

9.  Reverse Acquisition with Barrington Laboratories, Inc. -- Continued

Unaudited Pro-forma revenue, net loss and loss per share assuming the transaction had been completed on September 20, 1999 (date of inception) is as follows:


                                                          Period from
                                                   September 20, 1999
                                    Year Ended     (date of inception)
                                    December 31         to December 31
                                       2000                       1999
                                    ----------------------------------
   Revenue                          $           -        $          -
   Net loss for the period             (1,658,654)           (119,265)
   Loss per share                   $       (0.06)       $      (0.01)

The continuing company has retained December 31 as its fiscal year end. Concurrent with the acquisition, Barrington changed its legal name to Modern Groove Entertainment, Inc.

Exhibit 1.3
-----------

          Unaudited Pro Forma Consolidated Financial Information
          ------------------------------------------------------

The Unaudited Pro Forma Consolidated Financial Information reflects financial information which gives effect to the acquisition of the 20,000,000 outstanding common shares of Modern Groove Entertainment International, Inc. ("Modern Groove") in exchange for 26,000,000 shares of common stock of the Registrant.

The Pro Forma Consolidated Statements included herein reflect the use of the purchase method of accounting for the above transaction. The acquisition of Modern Groove (which closed on January 2, 2001) was accounted for as a reverse acquisition as the former stockholders of Modern Groove controlled the voting common shares of the Company immediately after the acquisition. Such financial information has been prepared from, and should be read in conjunction with, the historical financial statements and notes thereto included elsewhere in this 8-K current report as well as the 10-QSB quarterly reports and the 10-KSB annual report of the Registrant.

The Pro-forma Consolidated Balance Sheet gives effect to the transaction as if it had occurred on December 31, 2000. The Pro Forma Consolidated Statement of Operations gives effect to the transaction as if it had occurred at the beginning of the earliest period presented, combining the results of the Registrant for the twelve-month period ended September 30, 2000 and Modern Groove for the year ended December 31, 2000.

The Pro Forma Consolidated Financial Information is unaudited and is not necessarily indicative of the consolidated results which actually would have occurred if the above transactions had been consummated at the beginning of the periods presented; nor does it purport to present the results of operations for future periods.

                                    F-1
===========================================================================
                            Modern Groove Entertainment International, Inc.
                                              (A Development Stage Company)
                                       Pro-Forma Consolidated Balance Sheet
                                                  (Expressed in US dollars)
                                                                (Unaudited)

                                   Modern                          Pro-forma
December 31, 2000                  Groove  Barrington  Adjustments   Balance
----------------------------------------------------------------------------

Assets
Current
  Cash                         $       -    $ 18,923     $      -    $  18,923
  Cash in trust                  100,155	          -            -      100,155
  Receivables                      9,109           -            -        9,109
  Prepaid expenses                 8,623           -            -        8,623
                               ------------------------------------------------
                                 117,887      18,923            -      136,810

Property and equipment           404,420          -             -      404,420
Software development costs       238,727     11,716       (11,716)(1)  238,727
                               ------------------------------------------------
                               $  761,034   $ 30,639     $(11,716)   $ 779,957
===============================================================================
Liabilities and Stockholders' Equity

Liabilities

Current
   Bank overdraft             $    49,579    $      -   $       -    $  49,579
   Loan payable                    83,463           -           -       83,463
   Accounts payable               228,117         360           -      228,477
   Accrued liabilities             19,196           -           -       19,196
                              -------------------------------------------------
                                  380,355         360           -      380,715
                              -------------------------------------------------
Stockholders' equity
 Capital stock
 Authorized
    5,000,000  preferred shares
  200,000,000  common shares, $0.001 par value
 Issued
   29,750,000  common shares     200,000        3,751   (174,001)(2)    29,750
 Additional paid-in capital    2,067,446       43,784    174,001 (2) 2,256,259
                                                         (28,972)(3)
 Deficit accumulated in the
   development stage          (1,763,898)     (17,256)   (11,716)(1)(1,763,898)
                                                          28,972 (3)
 Accumulated other
 comprehensive income-
   Foreign exchange
   translation loss               (2,869)           -          -        (2,869)
                              -------------------------------------------------
                                 500,679       30,279    (11,716)      519,242
   Subscriptions receivable     (120,000)           -          -      (120,000)
                              -------------------------------------------------
                                 380,679       30,279    (11,716)      399,242
                              -------------------------------------------------
                               $ 761,034     $ 30,639  $ (11,716)   $  779,957
===============================================================================

The accompanying notes are an integral part of these pro-forma consolidated financial statements.

===========================================================================

                          Modern Groove Entertainment International, Inc.
                                            (A Development Stage Company)
                           Pro-Forma Consolidated Statement of Operations
                                                (Expressed in US dollars)
                                                              (Unaudited)


                                                                  Pro-forma
For the year                       Modern                      Consolidated
ended December 31, 2000            Groove  Barrington  Adjustments  Balance
----------------------------------------------------------------------------
Expenses
   Advertising and promotion  $    28,963  $      -    $       -  $   28,963
   Depreciation                   170,901         -            -     170,901
   Communication                   45,609         -            -      45,609
   Computer technology             10,867         -            -      10,867
   Contractor fees                 19,343         -            -      19,343
   Employee recruitment            42,421         -            -      42,421
   Equipment rental                 6,543         -            -       6,543
   Insurance                        6,053         -            -       6,053
   Office and miscellaneous        78,895     2,305                   78,895
   Professional fees               86,106         -            -      86,106
   Rent                            64,958         -            -      64,958
   Repairs and maintenance          3,078         -            -       3,078
   Research and development       316,270         -            -     316,270
   Salaries and benefits          614,919         -            -     614,919
   Travel                         136,339         -            -     136,339
   Utilities                       13,368         -            -      13,368
                             -----------------------------------------------
Net loss for the year         $ 1,644,633   $ 2,305     $      - 	$ 1,646,938
==============================================================================

Loss per share - basic
               and diluted    $    (0.09)	   $     -    $         $    (0.06)
                              =======================           =============
Weighted average
   shares outstanding         18,854,167	   3,750,000              28,260,417
                              =======================           =============


The accompanying notes are an integral part of these pro-forma consolidated financial statements.

=========================================================================
                          Modern Groove Entertainment International, Inc.
                                            (A Development Stage Company)
                 Notes to the Pro-Forma Consolidated Financial Statements
                                                (Expressed in US dollars)
                                                              (Unaudited)

December 31, 2000
--------------------------------------------------------------------------

1. Capitalized development costs of the Registrant were assigned no value on the date of the reverse acquisition for the purposes of purchase price allocation.

2. To adjust share capital on reverse acquisition to reflect the par value of the Registrant's common stock.

3. To reflect the recapitalization of Modern Groove with the book value of net assets of the Registrant at the acquisition date. Because the acquisition was accounted for as a reverse acquisition (or a recapitalization) there was neither goodwill recognized nor any adjustments to the book value of the net assets of the Registrant that would affect the pro-forma statement of operations.